Exhibit 10.4

SERVICING AGREEMENT

by and between

CAPITAL ONE PRIME AUTO RECEIVABLES TRUST 2020-1,

as Issuer

CAPITAL ONE, NATIONAL ASSOCIATION,

as Servicer

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Indenture Trustee

Dated as of February 19, 2020

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

Exhibit A	SERVICING CRITERIA TO BE ADDRESSED IN INDENTURE TRUSTEE’S ASSESSMENT OF COMPLIANCE

Exhibit B	FORM OF INDENTURE TRUSTEE’S ANNUAL CERTIFICATION

Exhibit C	FORM OF INDENTURE TRUSTEE’S ANNUAL CERTIFICATION REGARDING ITEM 1117 AND ITEM 1119 OF REGULATION AB

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This SERVICING AGREEMENT, dated as of February 19, 2020 (together with all exhibits, schedules and appendices hereto and as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), by and among CAPITAL ONE PRIME AUTO RECEIVABLES TRUST 2020-1, a Delaware statutory trust (the “Issuer”), CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association (the “Bank”), as servicer (in such capacity, the “Servicer”), and Wilmington Trust, National Association, a national banking association, as indenture trustee (the “Indenture Trustee”).

WHEREAS, the Issuer has acquired a portfolio of motor vehicle receivables, including motor vehicle retail installment sales contracts and/or installment loans that are secured by new and used automobiles, light-duty trucks, SUVs and vans; and

WHEREAS, the Bank is willing to service such motor vehicle receivables and related property on behalf of the Issuer;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

SECTION 1.1 Definitions. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Sale Agreement, dated as of the date hereof (as amended, supplemented, or otherwise modified and in effect from time to time, the “Sale Agreement”), between the Issuer and Capital One Auto Receivables, LLC, which also contains rules as to usage that are applicable herein.

SECTION 1.2 Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP (provided, that, to the extent that the definitions in this Agreement and GAAP conflict, the definitions in this Agreement shall control); (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” and all variations thereof means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision herein.

Servicing Agreement

ARTICLE II

SERVICER AS CUSTODIAN

SECTION 2.1 Custody of Receivable Files.

(a) Custody. The Issuer and the Indenture Trustee, upon the execution and delivery of this Agreement, hereby appoint the Servicer, for which appointment the Indenture Trustee has no liability, and the Servicer hereby accepts such appointment, to act solely on behalf of and for the benefit of the Issuer and the Indenture Trustee as custodian of the following documents or instruments with respect to each Receivable (but only to the extent applicable to such Receivable and only to the extent held in tangible paper or electronic form) (the “Receivable Files”):

(i)

the fully executed original, electronically authenticated original or authoritative copy of the Contract (in each case, within the meaning of the UCC) related to such Receivable, including any written amendments or extensions thereto;

(ii)	the original credit application or a photocopy thereof to the extent held in paper form;

(iii)

the original Certificate of Title or, if not yet received, evidence that an application therefor has been submitted with the appropriate authority, a guaranty of title from a Dealer or such other document (electronic or otherwise, as used in the applicable jurisdiction) that the Servicer keeps on file, in accordance with its Customary Servicing Practices, evidencing the security interest of the Originator in the Financed Vehicle; provided, however, that in lieu of being held in the Receivable File, the Certificate of Title may be held by a third party service provider engaged by the Servicer to obtain or hold Certificates of Title; and

(iv)

any and all other documents that the Servicer keeps on file, in accordance with its Customary Servicing Practices, relating to a Receivable, an Obligor or a Financed Vehicle (but only to the extent applicable to such Receivable and only to the extent held in tangible paper form or electronic form).

(b) Safekeeping. The Servicer, in its capacity as custodian, shall hold the Receivable Files for the benefit of the Issuer and the Indenture Trustee, as pledgee of the Issuer. In performing its duties as custodian, the Servicer shall act in accordance with its Customary Servicing Practices. Nothing herein will be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the Receivable Files. The Servicer may, in accordance with its Customary Servicing Practices: (i) maintain all or a portion of the Receivable Files in electronic form and (ii) maintain custody of all or any portion of the Receivable Files with one or more of its agents or designees.

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(c) Maintenance of and Access to Records. The Servicer will maintain all tangible documents or instruments included in each Receivable File in the United States (it being understood that the Receivable Files, or any part thereof, may be maintained at the offices of any Person to whom the Servicer has delegated responsibilities in accordance with Section 5.5). The Servicer will make available to the Issuer and the Indenture Trustee or their duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files held in tangible form upon request. The Servicer will provide access to the Receivable Files, and the related accounts, records and computer systems maintained by the Servicer at such times as the Issuer or the Indenture Trustee direct, but only upon reasonable notice and during the normal business hours, which do not unreasonably interfere with the Servicer’s normal operations, at the respective offices of the Servicer; provided, however, that in the case of this clause (c), an officer of the Bank must be present during any such visit or discussion.

(d) Release of Documents. Upon written instructions from the Indenture Trustee, the Servicer will release or cause to be released any document in the Receivable Files to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon thereafter as is practicable, to the extent it does not unreasonably interfere with the Servicer’s normal operations. Any document so released will be handled by the Indenture Trustee with reasonable care and returned to the Servicer for safekeeping as soon as the Indenture Trustee or its agent or designee, as the case may be, has no further need therefor. The Servicer shall not be responsible for any loss occasioned by the failure of the Indenture Trustee or its agent or designee to return any document or any delay in doing so.

(e) Instructions; Authority to Act. All instructions from the Indenture Trustee will be in writing and signed by an Authorized Officer of the Indenture Trustee, and the Servicer will be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of such written instructions.

(f) Custodian’s Indemnification. Subject to Section 5.2, the Servicer as custodian will indemnify the Issuer and the Indenture Trustee for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses (including reasonable legal fees and expenses) of any kind whatsoever that may be imposed on, incurred by or asserted against the Issuer or the Indenture Trustee as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files including those incurred in connection with any action, claim or suit brought to enforce the Indenture Trustee’s right to indemnification; provided, however, that the Servicer as custodian will not be liable (i) to the Indenture Trustee or to the Issuer for any portion of any such amount resulting from the willful misconduct, bad faith or negligence of the Indenture Trustee or the Issuer, respectively, or (ii) to the Indenture Trustee for any portion of any such amount resulting from the failure of the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee to handle with reasonable care any Certificate of Title or other document released to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee pursuant to Section 2.1(d). The provisions of this Section 2.1(f) shall survive the termination or assignment of this Agreement and the resignation or removal of the Indenture Trustee or Servicer, in its capacity as custodian. Any amount payable to the Indenture Trustee pursuant to this Section 2.1(f), to the extent not paid by the Servicer, shall be paid by the Issuer in accordance with Section 8.5(a) of the Indenture.

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(g) Effective Period and Termination. The Servicer’s appointment as custodian will become effective as of the Cut-Off Date and will continue in full force and effect until terminated pursuant to this Section. If the Bank resigns as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer have been terminated under Section 6.1, the appointment of the Servicer as custodian hereunder may be terminated by the Indenture Trustee pursuant to the Transaction Documents, or by the Noteholders evidencing not less than a majority of the Outstanding Note Balance of the Controlling Class (or, if the Notes are no longer Outstanding, by the Majority Certificateholders), in the same manner as the Relevant Trustee or such Noteholders (or Certificateholders) may terminate the rights and obligations of the Servicer under Section 6.1. As soon as practicable after any termination of such appointment, the Servicer will deliver to the successor custodian the Receivable Files and the related accounts and records maintained by the Servicer at such place or places as the successor custodian may reasonably designate; provided, however, that with respect to authoritative copies of the Receivables constituting electronic chattel paper, the Servicer, in its sole discretion, shall either (i) continue to hold any such authoritative copies on behalf of the Issuer and the Indenture Trustee or the Indenture Trustee’s agent (provided that the Servicer has not been terminated in accordance with the provisions of this Section 2.1(g)) or (ii) deliver copies of such authoritative copies and destroy the authoritative copies maintained by the Servicer prior to its termination such that the copy delivered to the Indenture Trustee or the Indenture Trustee’s agent becomes the authoritative copy of the Receivable constituting electronic chattel paper. No such termination or resignation shall be given effect until a successor custodian has assumed the duties as custodian hereunder and in the Transaction Documents.

(h) Liability of Indenture Trustee. The Indenture Trustee shall not be liable for the acts or omissions of the Servicer, in its capacity as custodian of the Receivable Files.

ARTICLE III

ADMINISTRATION AND SERVICING OF

RECEIVABLES AND TRUST PROPERTY

SECTION 3.1 Duties of Servicer.

(a) The Servicer is hereby appointed and authorized by the Issuer to act as agent for the Issuer and in such capacity shall manage, service, administer and make collections on the Receivables in accordance with its Customary Servicing Practices, subject to the provisions herein, using the degree of skill and care that the Servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. The Servicer’s duties will include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, pursuing delinquencies, providing invoices or other payment information (which may be in electronic form) to Obligors, reporting any required tax information to Obligors and accounting for Collections. The Servicer is not required under the Transaction Documents to make any disbursements via wire transfer or otherwise on behalf of an Obligor. There are no requirements under the Receivables or the Transaction Documents for funds to be, and funds

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shall not be, held in trust for an Obligor. There are no requirements under the Receivables or the Transaction Documents for payments or disbursements to be made by the Servicer on behalf of the Obligor. The Servicer hereby accepts such appointment and authorization and agrees to perform the duties of Servicer with respect to the Receivables set forth herein.

(b) Subject to the provisions of Section 3.2 and any other provision in this Agreement restricting the Servicer or specifying obligations different from the Customary Servicing Practices, the Servicer will follow its Customary Servicing Practices and will have full power and authority to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable as long as such activities will not result or cause the Issuer to be treated, for United States federal income tax purposes, as an association (or a publicly traded partnership) taxable as a corporation or as other than a fixed investment trust described in Treasury Regulation section 301.7701-4(c) that is treated as a grantor trust for United States federal income tax purposes. The Servicer is hereby authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders, or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. The Servicer is hereby authorized to commence, in its own name or in the name of the Issuer, a Proceeding to enforce a Receivable or an Insurance Policy or to commence or participate in any other Proceeding (including a bankruptcy Proceeding) relating to or involving a Receivable, an Obligor, a Financed Vehicle or an Insurance Policy. If the Servicer commences a Proceeding to enforce a Receivable, the Issuer will thereupon be deemed to have automatically assigned such Receivable or its rights under such Insurance Policy to the Servicer solely for purposes of commencing or participating in any such Proceeding as a party or claimant, and the Servicer is authorized and empowered by the Issuer to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such Proceeding. If in any Proceeding it is held that the Servicer may not enforce a Receivable or Insurance Policy on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable or Insurance Policy, the Issuer will, at the Servicer’s expense and direction, take steps to enforce the Receivable or Insurance Policy, including bringing suit in its name or the name of the Indenture Trustee. The Issuer will furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer, at its expense, will obtain on behalf of the Issuer all licenses, if any, reasonably requested by the Seller to be held by the Issuer in connection with ownership of the Receivables, and will make all filings and pay all fees as may be required in connection therewith during the term hereof.

(c) The Servicer hereby agrees that upon its resignation and the appointment of a successor Servicer hereunder, the Servicer will terminate its activities as Servicer hereunder in accordance with Section 6.1, and, in any case, in a manner which the successor Servicer reasonably determines will facilitate the transition of the performance of such activities to such successor Servicer, and the Servicer shall cooperate with and assist such successor Servicer.

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(d) The Servicer shall not be required to maintain a fidelity bond or error and omissions policy or to monitor whether Obligors maintain an Insurance Policy on the Financed Vehicles.

SECTION 3.2 Collection of Receivable Payments. (a) The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same become due in accordance with its Customary Servicing Practices. The Servicer may grant Permitted Modifications, but not any other extension, deferral, amendment, modification, alteration, temporary reduction in payments or adjustment, with respect to any Receivable in accordance with its Customary Servicing Practices; provided, however, that if the Servicer (i) extends the date for final payment by the Obligor of any Receivable beyond the last day of the Collection Period preceding the latest Final Scheduled Payment Date of any Notes issued under the Indenture or (ii) reduces the Contract Rate or Outstanding Principal Balance with respect to any Receivable, in either case other than (A) as required by law or court order, at the direction of a regulatory authority, in accordance with regulatory guidance or in accordance with the Servicer’s compliance procedures for complying with the Servicemembers Civil Relief Act and any similar applicable state law or (B) in connection with a modification, adjustment or settlement in the event the Receivable becomes a Severely Distressed Receivable, it will promptly purchase such Receivable in the manner provided in Section 3.6; provided, further, that the Servicer shall not make a modification described in the preceding clause (i) or (ii) that would trigger a purchase pursuant to Section 3.6 for the sole purpose of enabling the Servicer to purchase a Receivable from the Issuer. The Servicer may in its discretion waive any late payment charge or any other fees that constitute Supplemental Servicing Fees and Reimbursements that may be collected in the ordinary course of servicing a Receivable. The Servicer is not required to make any advances of funds or guarantees regarding collections, cash flows or distributions. Without limiting the foregoing, the Servicer and its Affiliates (each in its individual capacity and not on behalf of the Issuer) may engage in any marketing practice or promotion or any sale of any products, goods or services, including Insurance Policy, to Obligors with respect to the Receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the Servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the Receivables, prepayments or faster or slower timing of the payment of the Receivables.

“Permitted Modification” means an extension, deferral, alteration, amendment, modification, temporary reduction in payment or adjustment to the terms of, or with respect to, any Receivable with respect to which at least one of the following conditions has been satisfied:

(i)

any amendment, modification, alteration or adjustment, individually and collectively with any other amendment, modification, alteration or adjustment proposed to be made with respect to the Receivable, is ministerial in nature (including, without limitation, any change to the due date for monthly payments that is not classified by the Servicer as an extension);

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(ii)

any amendment, modification, alteration or adjustment, individually and collectively with any other amendment, modification, alteration or adjustment that (A) is required by law, or (B) (i) is in accordance with the Servicer’s Customary Servicing Practices and (ii) is intended by the Servicer to comply with or respond to a law, government regulation or government enforcement activity pertaining to the Receivables or classes of loans similar to the Receivables;

(iii)

in the case of any extension or deferral, (A) the Obligor’s address is within a geographic area determined by the President of the United States or the Governor of the applicable state to warrant individual, or individual and public, assistance from the federal government under the Robert T. Stafford Disaster Relief and Emergency Assistance Act or similar state law, as the case may be, or (B) the Obligor is a United States federal or state government employee that is furloughed on account of a shutdown of such government occurring as a result of a lapse in annual appropriations;

(iv)

any amendment, modification, alteration or adjustment where (A) the Obligor is in payment default, the Receivable is a Severely Distressed Receivable or in the judgment of the Servicer, in accordance with the Servicer’s Customary Servicing Practices, it is reasonably foreseeable that the Obligor will default (it being understood that the Servicer may proactively contact any Obligor whom the Servicer believes may be at higher risk of a payment default under the related Receivable, and it being further understood that if the Obligor has notified the Servicer that the obligor has been materially and adversely impacted by a natural disaster or public terror attack, then the Servicer may reasonably conclude that it is reasonably foreseeable that such Obligor will default) and (B) the Servicer believes that such amendment, modification, alteration or adjustment is appropriate or necessary to preserve the value of the Receivable and to prevent the Receivable from going into default (or, where the Receivable is already in default, to prevent the Receivable from becoming further impaired); or

(v)

any other extension, deferral, amendment, modification, alteration, temporary reduction in payment, or adjustment is (A) in accordance with the Servicer’s Customary Servicing Practices and (B) the Servicer has delivered an opinion to the Issuer and the Administrator to the effect that such extension, deferral, amendment, modification, alteration, temporary reduction in payment or adjustment will not cause the Issuer to be treated, for United States federal income tax purposes, as an association (or a publicly traded partnership) taxable as a corporation or as other than a grantor trust for United States federal income tax purposes.

(b) Notwithstanding anything in this Agreement to the contrary, the Servicer may refinance any Receivable at the request of the Obligor by making a new loan to the related Obligor and depositing the full Outstanding Principal Balance of such Receivable into the Collection Account. The receivable created by such refinancing shall not be the property of the Issuer. The Outstanding Principal Balance shall be treated for all purposes, including for United States federal income tax purposes, as a payoff of all amounts owed by the related Obligor with respect to such Receivable.

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(c) Nothing in any section of this Agreement shall be construed to prevent the Servicer from implementing new programs, whether on an intermediate, pilot or permanent basis, or on a regional or nationwide basis, or from modifying its standards, policies and procedures as long as, in each case, such programs or modifications (i) would be consistent with its Customary Servicing Practices and (ii) would not cause the Issuer to be treated, for United States federal income tax purposes, as an association (or a publicly traded partnership) taxable as a corporation or as other than a grantor trust for United States federal income tax purposes.

SECTION 3.3 Realization Upon Receivables. On behalf of the Issuer, the Servicer will use commercially reasonable efforts, consistent with its Customary Servicing Practices, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer has determined eventual payment in full is unlikely, unless it determines in its sole discretion that repossession will not increase the Liquidation Proceeds by an amount greater than the expense of such repossession, that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance or that repossessing such Financed Vehicle would otherwise not be consistent with the Servicer’s Customary Servicing Practices. The Servicer will follow such Customary Servicing Practices as it deems necessary or advisable, which may include reasonable efforts to realize upon any recourse to any Dealer and selling the Financed Vehicle at public or private sale. The foregoing will be subject to the provision that, in any case in which the Financed Vehicle has suffered damage, the Servicer shall not be required to expend funds in connection with the repair or the repossession of such Financed Vehicle. In addition, the Servicer may from time to time (but is not required to) sell any deficiency balance in accordance with its Customary Servicing Practices; provided, however, that (i) each sale must be made at a price equal to the fair market value of such deficiency balance in cash in immediately available funds and (ii) such sale must be without recourse, representation or warranty by the Issuer (other than any representation or warranty regarding the absence of Liens, that the Issuer has good title to the deficiency balance, or similar representation or warranty). To facilitate any such sale the Servicer may, in accordance with its Customary Servicing Practices, purchase from the Issuer such Receivable’s deficiency balance for a purchase price equal to the proceeds received by the Servicer from a third party for the sale of such Receivable’s deficiency balance. Net proceeds of any such sale allocable to the Receivable will constitute Liquidation Proceeds, and the sole right of the Issuer and the Indenture Trustee with respect to any such sold Receivables will be to receive such Liquidation Proceeds. Upon such sale, the Servicer will mark its computer records indicating that any such receivable sold is no longer a Receivable. The Servicer is authorized to take any and all actions necessary or appropriate on behalf of the Issuer to evidence the sale of the Financed Vehicle at a public or private sale or the sale of the Receivable to the Servicer to facilitate a deficiency balance sale pursuant to the provisions of this paragraph, in each case, free from any Lien or other interest of the Issuer or the Indenture Trustee.

SECTION 3.4 Maintenance of Security Interests in Financed Vehicles. The Servicer will, in accordance with its Customary Servicing Practices, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The provisions set forth in this Section are the sole requirements under the Transaction

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Documents with respect to the maintenance of collateral or security for the Receivables. It is understood that the Financed Vehicles are the collateral and security for the Receivables, but that the Certificate of Title with respect to a Financed Vehicle does not constitute collateral for that Receivable and merely evidences such security interest. The Issuer hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest created by the Receivable in the event of the relocation of a Financed Vehicle or for any other reason.

SECTION 3.5 Covenants of Servicer. Unless required by law or court order, at the direction of a regulatory authority or in accordance with regulatory guidance, the Servicer will not release the Financed Vehicle securing each such Receivable from the security interest granted by such Receivable in whole or in part except (a) in the event of payment in full by or on behalf of the Obligor thereunder or payment in full less a deficiency which the Servicer would not attempt to collect in accordance with its Customary Servicing Practices, (b) in connection with repossession or (c) as may be required by an insurer in order to receive proceeds from any Insurance Policy covering such Financed Vehicle.

SECTION 3.6 Purchase of Receivables Upon Breach. Upon discovery by any party hereto of a breach of any of the covenants set forth in Section 3.2, 3.3, 3.4 or 3.5 with respect to any Receivable which materially and adversely affects the interests of the Issuer, the Certificateholders or the Noteholders, the party discovering or receiving written notice of such breach shall give prompt written notice thereof to the other parties hereto; provided, that (i) delivery of a Servicer’s Report which identifies that Receivables are being or have been purchased pursuant to this Section 3.6 shall be deemed to constitute prompt notice by the Servicer and the Issuer of such breach and (ii) the Servicer or the Indenture Trustee shall be deemed to have knowledge of such breach only if a Responsible Officer has actual knowledge thereof, including without limitation upon receipt of written notice; provided, further, that the failure to give such notice shall not affect any obligation of the Servicer hereunder. If the breach materially and adversely affects the interests of the Issuer, the Certificateholders or the Noteholders or if the Servicer is required to purchase a Receivable pursuant to Section 3.2, then the Servicer shall either (a) correct or cure such breach, if applicable, or (b) purchase such Receivable from the Issuer, in either case on or before the Payment Date following the end of the Collection Period which includes the sixtieth (60th) day (or, if the Servicer elects, an earlier date) after the date that the Servicer became aware or was notified of such breach or obligation to repurchase, as applicable. Any such breach or failure will be deemed not to have a material and adverse effect if such breach or failure has not affected the ability of the Issuer to receive and retain timely payment in full on such Receivable. Any such purchase by the Servicer shall be at a price equal to the Repurchase Price. In consideration for such purchase, the Servicer shall make (or shall cause to be made) a payment to the Issuer equal to the Repurchase Price by depositing such amount into the Collection Account prior to 11:00 a.m., New York City time on the date of such purchase, if such date is not a Payment Date or, if such date is a Payment Date, then prior to the close of business on the Business Day prior to such date. Upon payment of such Repurchase Price by the Servicer, the Issuer and the Indenture Trustee, on behalf of the Noteholders, shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation and as prepared by and at the expense of the Servicer, as shall be reasonably necessary to vest in the Servicer or its designee any Receivable and the related Transferred Assets purchased pursuant hereto. It is understood and agreed that the obligation of the Servicer to purchase any Receivable as described above shall constitute the sole remedy respecting such breach available to the Issuer and the Indenture Trustee.

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SECTION 3.7 Servicing Fee. On each Payment Date, the Issuer shall pay to the Servicer the Servicing Fee in accordance with Section 8.5 of the Indenture for the immediately preceding Collection Period as compensation for its services. In addition, the Servicer will be entitled to retain all Supplemental Servicing Fees and Reimbursements. The Servicer also will be entitled to receive investment earnings (net of investment losses and expenses) on funds deposited in the Collection Account during each Collection Period.

SECTION 3.8 Administrator’s Fee. The Servicer shall pay the fees and expenses of the Administrator described in Section 3 of the Administration Agreement.

SECTION 3.9 Servicer’s Report.

(a) On or before the Determination Date preceding each Payment Date, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each Paying Agent, with a copy to each of the Rating Agencies, a Servicer’s Report containing all information necessary to make the payments, transfers and distributions pursuant to Section 4.3 hereof and Sections 8.2, 8.4 and 8.5 of the Indenture, together with the information to be made available by the Indenture Trustee pursuant to Section 7.4 of the Indenture, in each case, on such Payment Date, and any information reasonably requested by the Owner Trustee for it to prepare the reports pursuant to Section 5.3 of the Trust Agreement. At the sole option of the Servicer, each Servicer’s Report may be delivered in electronic or hard copy format.

(b) No disbursements shall be made directly by the Servicer to a Noteholder or a Certificateholder, and the Servicer shall not be required to maintain any investor record relating to the posting of disbursements or otherwise.

SECTION 3.10 Annual Officer’s Certificate; Notice of Servicer Replacement Event.

(a) The Servicer will deliver to the Issuer, with a copy to the Indenture Trustee and the Owner Trustee, on or before March 30th of each year, beginning on March 30, 2021, an Officer’s Certificate (with appropriate insertions) providing such information as is required under Item 1123 of Regulation AB.

(b) The Servicer will deliver to the Issuer, with a copy to the Indenture Trustee and the Owner Trustee promptly after having obtained knowledge thereof written notice in an Officer’s Certificate of any event which has occurred and is continuing, with the giving of notice or lapse of time or both, would become a Servicer Replacement Event. Except to the extent set forth in this Section 3.10(b), Section 6.2 and Section 8.20 of this Agreement and Section 3.12 and Section 6.5 of the Indenture, the Transaction Documents do not require any policies or procedures to monitor any performance or other triggers and events of default.

(c) The Servicer will deliver to the Issuer on or before March 30 of each year, beginning on March 30, 2021, a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, including disclosure of any material instance of non-compliance identified by the Servicer, as required under paragraph (b) of Rule 13a-18 and Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

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(d) If a Servicer Replacement Event occurs and is continuing and if it is either actually known by a Responsible Officer of the Indenture Trustee or written notice of the existence thereof has been delivered to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall provide the Owner Trustee and the Administrator written notice of such Servicer Replacement Event.

SECTION 3.11 Servicer Expenses. The Servicer shall pay all expenses (other than Liquidation Expenses) incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Noteholders and the Certificateholders. The Servicer shall also pay all fees, expenses, and indemnities of the Indenture Trustee (as described in, and pursuant to the limitations set forth in, Section 6.7 of the Indenture) and the Owner Trustee (as described in, and pursuant to the limitations set forth in, Sections 8.1 and 8.2 of the Trust Agreement). The Servicer will not be entitled to reimbursement of such expenses except for Liquidation Expenses and fees and expenses included in Supplemental Servicing Fees and Reimbursements paid to the Servicer as reimbursements.

SECTION 3.12 Annual Registered Public Accounting Firm Attestation Report.

(a) On or before the ninetieth (90th) day following the end of each fiscal year, beginning with the fiscal year ending December 31, 2021, the Servicer shall cause a firm of independent registered public accountants (who may also render other services to the Servicer, the Seller or their respective Affiliates) to furnish to the Issuer, with a copy to the Indenture Trustee, the Bank, the Servicer and the Seller each attestation report on assessments of compliance with the Servicing Criteria with respect to the Servicer or any Affiliate thereof during the related fiscal year delivered by such accountants pursuant to paragraph (c) of Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. The certification required by this paragraph may be replaced by any similar certification using other procedures or attestation standards which are now or in the future in use by servicers of comparable assets, or which otherwise comply with any rule, regulation, “no action” letter or similar guidance promulgated by the Commission.

(b) Notwithstanding Section 3.10(a), the Servicer, however, shall not be obligated to add as an addressee or reliance party with respect to any report described above any Person who does not comply with or agree to the required procedures of such firm of independent certified public accountants, including but not limited to execution of engagement letters or access letters regarding such reports.

(c) The Indenture Trustee shall not be liable for any claims, liabilities or expenses relating to such accountants’ engagement or any report issued in connection with such engagement.

SECTION 3.13 Exchange Act Filings. The Issuer hereby authorizes the Servicer to prepare, sign, certify and file or furnish any and all reports, statements and information respecting the Issuer and/or the Notes required to be filed pursuant to the Exchange Act, and the rules thereunder.

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SECTION 3.14 Sarbanes-Oxley Act Requirements. To the extent any documents are required to be filed or any certification is required to be made with respect to the Issuer or the Notes pursuant to the Sarbanes-Oxley Act, the Issuer hereby authorizes the Servicer to prepare, sign, certify and file any such documents or certifications on behalf of the Issuer.

SECTION 3.15 Compliance with the FDIC Rule. The Servicer (i) shall perform the covenants set forth in Article XII of the Indenture applicable to it and (ii) shall facilitate compliance with Article XII of the Indenture by the Capital One Parties.

ARTICLE IV

DISTRIBUTIONS; ACCOUNTS

SECTION 4.1 Establishment of Accounts. (a) The Servicer shall cause to be established the Trust Accounts and the Certificate Distribution Account in the manner set forth in Section 8.2(a) of the Indenture. If the Certificate Distribution Account ceases to be an Eligible Account, the Servicer, on behalf of the Owner Trustee, shall comply with Section 5.4 of the Trust Agreement if the Certificate Distribution Account is not then held by the Owner Trustee or an Affiliate thereof. If any Trust Account ceases to be an Eligible Account, the Servicer shall comply with Section 8.3(b) of the Indenture.

(b) The Servicer may, but shall not be obligated to, select Permitted Investments with respect to funds on deposit in the Collection Account in accordance with Section 8.3 of the Indenture. The Servicer acknowledges that upon its written request and at no additional cost, it has the right to receive notification after the completion of each purchase and sale of Permitted Investments or the Indenture Trustee’s receipt of a broker’s confirmation. The Servicer agrees that such notifications shall not be provided by the Indenture Trustee hereunder, and the Indenture Trustee shall make available, upon request and in lieu of notifications, periodic account statements that reflect such investment activity.

SECTION 4.2 Remittances. The Servicer shall deposit an amount equal to all Collections into the Collection Account within the time, not to exceed two (2) Business Days after its receipt thereof, necessary for the Servicer to clear any payments of Collections received; provided, however, that the Servicer may deduct from such Collections all Unrelated Amounts to the extent such Unrelated Amounts have not been previously reimbursed to the Servicer. Pending deposit in the Collection Account, Collections may be used by the Servicer at its own risk and are not required to be segregated from its own funds.

SECTION 4.3 Additional Deposits and Payments. On the date specified in Section 3.6 of this Agreement, the Servicer will deposit into the Collection Account the aggregate Repurchase Price with respect to Repurchased Receivables purchased by the Servicer pursuant to Section 3.6 on such date and the Servicer will deposit into the Collection Account all amounts, if any, to be paid under Section 7.1 in connection with the Optional Purchase. All such deposits with respect to any such date which is a Payment Date will be made, in immediately available funds by the close of business on the Business Day prior to such Payment Date related to such Collection Period.

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ARTICLE V

THE SERVICER

SECTION 5.1 Representations and Warranties of the Servicer. The Servicer makes the following representations and warranties as of the Closing Date on which the Issuer will be deemed to have relied in acquiring the Transferred Assets and which will survive the conveyance of the Transferred Assets to the Issuer and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

(a) Existence and Power. The Servicer is a national banking association validly existing under the laws of the United States of America and has, in all material respects, all power and authority to carry on its business as it is now conducted. The Servicer has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Servicer to perform its obligations under this Agreement or affect the enforceability or collectability of the Receivables or any other part of the Transferred Assets.

(b) Authorization and No Contravention. The execution, delivery and performance by the Servicer of this Agreement (i) have been duly authorized by all necessary action on the part of the Servicer and (ii) do not contravene or constitute a default under (A) any applicable order, law, rule or regulation, (B) its organizational documents or (C) any material agreement, contract, order or other instrument to which it is a party or its property is subject (other than violations of such laws, rules, regulations, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreements or which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Servicer’s ability to perform its obligations under, this Agreement).

(c) No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Servicer of this Agreement other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectability of the Receivables or would not materially and adversely affect the ability of the Servicer to perform its obligations under this Agreement.

(d) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and, if applicable, the rights of creditors of corporations from time to time in effect or by general principles of equity.

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(e) No Proceedings. There are no Proceedings pending or, to the knowledge of the Servicer, threatened against the Servicer before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or (ii) seek any determination or ruling that would materially and adversely affect the performance by the Servicer of its obligations under this Agreement.

SECTION 5.2 Indemnities of Servicer. The Servicer will be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement, and hereby agrees to the following:

(a) The Servicer will defend, indemnify and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee and the Seller from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle. The Servicer will compensate and indemnify the Administrator to the extent and subject to the conditions set forth in Section 3 of the Administration Agreement.

(b) The Servicer will indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein or in the other Transaction Documents, if any, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the conveyance of the Receivables to the Issuer or the issuance and original sales of the Notes, or asserted with respect to ownership of the Receivables, or United States federal or other Applicable Tax State income taxes arising out of the transactions contemplated by this Agreement and the other Transaction Documents) and costs and expenses in defending against the same. For the avoidance of doubt, the Servicer will not indemnify for any costs, expenses, losses, claims, damages or liabilities due to the credit risk of the Obligors and for which reimbursement would constitute recourse for uncollectible Receivables. Any amounts payable to the Indenture Trustee pursuant to this Section 5.2(b), to the extent not paid by the Servicer, shall be paid by the Issuer in accordance with Section 8.5(a) of the Indenture.

(c) The Servicer will indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee and the Seller from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance, or bad faith (other than errors in judgment) of the Servicer in the performance of its duties under this Agreement or any other Transaction Document to which it is a party, or by reason of its failure to perform its obligations or of reckless disregard of its obligations and duties under this Agreement or any other Transaction Document to which it is a party; provided, however, that the Servicer will not indemnify for any costs, expenses, losses, claims, damages or liabilities arising from its breach of any covenant for which the repurchase of the affected Receivables is specified as the sole remedy pursuant to Section 3.6.

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(d) The Servicer will compensate and indemnify the Owner Trustee to the extent and subject to the conditions set forth in Sections 8.1 and 8.2 of the Trust Agreement. The Servicer will compensate and indemnify the Indenture Trustee to the extent and subject to the conditions set forth in Section 6.7 of the Indenture, except to the extent that any cost, expense, loss, claim, damage or liability arises out of or is incurred in connection with the performance by the Indenture Trustee of the duties of a successor Servicer hereunder.

(e) Indemnification under this Section 5.2 by the Bank (or any successor thereto pursuant to Section 6.1), as Servicer, with respect to the period such Person was the Servicer, will survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the termination or assignment of this Agreement and the Trust Agreement or the resignation or removal of the Owner Trustee or the Indenture Trustee and will include reasonable fees and expenses of counsel and expenses of litigation and those amounts incurred in connection with any action, claim or suit brought by the Indenture Trustee or the Owner Trustee to enforce its right to indemnification. If the Servicer has made any indemnity payments pursuant to this Section 5.2 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person will promptly repay such amounts to the Servicer, without interest.

SECTION 5.3 Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (i) into which the Servicer may be merged or converted or with which it may be consolidated, to which it may sell or transfer its business and assets as a whole or substantially as a whole, (ii) resulting from any merger, sale, transfer conversion or consolidation to which the Servicer shall be a party, (iii) succeeding to the business of the Servicer or (iv) more than 50% of the voting stock or voting power and 50% or more of the economic equity of which is owned directly or indirectly by Capital One Financial Corporation, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, will be the successor to the Servicer under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement anything herein to the contrary notwithstanding. The Servicer shall provide prior notice of the effective date of any merger, conversion, consolidation or succession pursuant to this Section 5.3 to the Issuer, the Indenture Trustee, the Owner Trustee and the Seller. The Servicer shall provide the Seller in writing such information as reasonably requested by the Seller to comply with its Exchange Act reporting obligations with respect to a successor Servicer.

SECTION 5.4 Limitation on Liability of Servicer and Others. (a) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer will be under any liability to the Issuer, the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholders, except as provided in Section 5.2 of this Agreement and as otherwise provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision will not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of its failure to perform its obligations or of reckless disregard of obligations and duties under this Agreement, or by reason of negligence in the performance of its duties under this Agreement (except for errors in judgment). The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on any Opinion of Counsel or on any Officer’s Certificate of the Seller or certificate of auditors believed to be genuine and to have been signed by the proper party in respect of any matters arising under this Agreement.

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(b) Except as provided in this Agreement, the Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders and the Certificateholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Servicer.

SECTION 5.5 Delegation of Duties. The Servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the Transaction Documents to any of its Affiliates or (b) specific duties (including, without limitation, its duties as custodian) to sub-contractors who are in the business of performing such duties; provided, that no such delegation shall relieve the Servicer of its responsibility with respect to such duties and the Servicer shall remain obligated and liable to the Issuer and the Indenture Trustee for its duties hereunder as if the Servicer alone were performing such duties.

SECTION 5.6 The Bank Not to Resign as Servicer. Subject to the provisions of Sections 5.3 and 5.5, the Bank will not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement is no longer permissible under applicable law. Notice of any such determination permitting the resignation of the Bank will be communicated to the Issuer, the Indenture Trustee and Owner Trustee at the earliest practicable time (and, if such communication is not in writing, will be confirmed in writing at the earliest practicable time) and any such determination will be evidenced by an Opinion of Counsel to such effect delivered to the Issuer, the Indenture Trustee and Owner Trustee concurrently with or promptly after such notice. No such resignation will become effective until a successor Servicer has (i) assumed the responsibilities and obligations of the Bank as Servicer and (ii) provided in writing the information reasonably requested by the Seller to comply with its reporting obligations under the Exchange Act with respect to a replacement Servicer.

SECTION 5.7 Servicer May Own Notes and Certificates. The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Notes and Certificates with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as otherwise expressly provided herein or in the other Transaction Documents. Except as set forth herein or in the other Transaction Documents, Notes and Certificates so owned by or pledged to the Servicer or such Affiliate will have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Noteholders and Certificateholders.

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ARTICLE VI

REPLACEMENT OF SERVICER

SECTION 6.1 Replacement of Servicer.

(a) If a Servicer Replacement Event shall have occurred and be continuing, the Relevant Trustee shall, at the direction of 66 2⁄3% of the Outstanding Note Balance of the Controlling Class (or, if no Notes are Outstanding, the Majority Certificateholders), by notice given to the Servicer, the Owner Trustee, the Issuer, the Administrator, the Certificateholders and the Noteholders, terminate the rights and obligations of the Servicer under this Agreement with respect to the Receivables. In the event the Servicer is removed or resigns as Servicer with respect to servicing the Receivables, the Indenture Trustee, acting at the direction of 66 2⁄3% of the Outstanding Note Balance of the Controlling Class (or, if no Notes are Outstanding, the Majority Certificateholders), shall appoint a successor Servicer. Upon the Servicer’s receipt of notice of termination the predecessor Servicer will continue to perform its functions as Servicer under this Agreement only until the date specified in such termination notice or, if no such date is specified in such termination notice, until receipt of such notice. If a successor Servicer has not been appointed at the time when the predecessor Servicer ceases to act as Servicer in accordance with this Section, the Indenture Trustee without further action will automatically be appointed the successor Servicer. Notwithstanding the above, the Indenture Trustee, if it is legally unable or is unwilling to so act in its sole discretion, will appoint, or petition a court of competent jurisdiction to appoint, a successor Servicer. Any successor Servicer shall be an established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of comparable motor vehicle receivables having an aggregate outstanding principal amount of not less than $50,000,000.

(b) Noteholders holding not less than a majority of the Outstanding Note Balance of the Controlling Class (or, if no Notes are Outstanding, the Majority Certificateholders) may waive any Servicer Replacement Event. Upon any such waiver, such Servicer Replacement Event shall cease to exist and be deemed to have been cured and not to have occurred and any Servicer Replacement Event arising therefrom shall be deemed not to have occurred for every purpose of this Agreement, but no such waiver shall extend to any prior, subsequent or other Servicer Replacement Event or impair any right consequent thereto.

(c) If replaced, the Servicer agrees that it will use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the Receivables to a successor Servicer. All reasonable costs and expenses incurred in connection with transferring the Receivable Files to the successor Servicer and all other reasonable costs and expenses incurred in connection with the transfer to the successor Servicer related to the performance by the Servicer hereunder will be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

(d) Upon the effectiveness of the assumption by the successor Servicer of its duties pursuant to this Section 6.1, the successor Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement with respect to the Receivables, and shall be subject to all the responsibilities, duties and liabilities relating thereto, except with

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respect to the obligations of the predecessor Servicer that survive its termination as Servicer, including indemnification obligations as set forth in Section 5.2(e). In such event, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered (but not obligated) to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such termination and replacement of the Servicer, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. No Servicer shall resign or be relieved of its duties under this Agreement, as Servicer of the Receivables, until a newly appointed Servicer for the Receivables shall have assumed the responsibilities and obligations of the resigning or terminated Servicer under this Agreement.

(e) In connection with such appointment, the Issuer may make such arrangements for the compensation of the successor Servicer out of Available Funds as it and such successor Servicer will agree; provided, however, that no such compensation will be in excess of the amount paid to the predecessor Servicer under this Agreement.

SECTION 6.2 Notification to Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VI, the Indenture Trustee will give prompt (but in no case later than five (5) Business Days after such occurrence) written notice thereof to the Owner Trustee, the Issuer and the Administrator, the Asset Representations Reviewer and to the Noteholders and Certificateholders at their respective addresses of record.

ARTICLE VII

OPTIONAL PURCHASE

SECTION 7.1 Optional Purchase of Trust Estate. The Servicer shall have the right at its option (the “Optional Purchase”) to purchase (and/or to designate one or more other Persons to purchase) the Trust Estate (other than the Reserve Account) from the Issuer on any Payment Date if both of the following conditions are satisfied: (a) as of the last day of the related Collection Period, the Net Pool Balance has declined to 10% or less of the Net Pool Balance as of the Cut-Off Date; and (b) the sum of the Optional Purchase Price and Available Funds for such Payment Date would be sufficient to pay (x) the amounts required to be paid under clauses first through ninth and eleventh of Section 8.5(a) of the Indenture (assuming that such Payment Date is not a Redemption Date) and (y) the Outstanding Note Balance (after giving effect to the payments described in the preceding clause (x)). The purchase price for the Trust Estate (other than the Reserve Account) (the “Optional Purchase Price”) shall equal the Net Pool Balance plus accrued and unpaid interest on the Receivables as of the last day of the Collection Period immediately preceding the Redemption Date, which amount (net of any Collections deposited into the Collection Account after the last day of the Collection Period immediately preceding the Redemption Date) shall be deposited by the Servicer (or its designee) into the Collection Account on or prior to noon, New York City time, on the Redemption Date. If the Servicer (or its designee), exercises the Optional Purchase, the Notes shall be redeemed and in each case in whole but not in part on the related Payment Date for the Redemption Price.

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ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.1 Amendment.

(a) Any term or provision of this Agreement may be amended by the Servicer without the consent of the Indenture Trustee, the Issuer, any Noteholder, the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i)

The Servicer delivers an Opinion of Counsel or an Officer’s Certificate to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii)

The Rating Agency Condition is satisfied with respect to such amendment and the Servicer notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b) This Agreement may also be amended from time to time by the Servicer, with the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Note Balance of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders. It will not be necessary for the consent of Noteholders or Certificateholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders and Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders and Certificateholders will be subject to such reasonable requirements as the Indenture Trustee and Owner Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

(c) Prior to the execution of any amendment pursuant to this Section 8.1, the Issuer shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment, the Servicer shall furnish a copy of such amendment to each Rating Agency, the Issuer, the Owner Trustee and the Indenture Trustee; provided, that no amendment pursuant to this Section 8.1 shall be effective which materially and adversely affects the rights, protections or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such Person.

(d) Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and an Officer’s Certificate of the Seller or the Administrator that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which materially and adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, privileges, indemnities, duties or obligations under this Agreement, the Transaction Documents or otherwise.

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(e) Notwithstanding subsections (a) and (b) of this Section 8.1, this Agreement may only be amended by the Servicer if (i) the Majority Certificateholders or, if 100% of the aggregate Percentage Interests is then beneficially owned by the Bank and/or its Affiliates, such Person (or Persons), consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Servicer or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders. In determining whether 100% of the aggregate Percentage Interests is then beneficially owned by the Bank and/or its Affiliates for purposes of clause (i), any party shall be entitled to rely on an Officer’s Certificate or similar certification of the Bank or any Affiliate thereof to such effect.

(f) Notwithstanding anything herein to the contrary, for purposes of classifying the Issuer as a grantor trust under the Code, no amendment shall be made to this Agreement that would (i) result in a variation of the investment of the beneficial owners of the Certificates for purposes of the United States Treasury Regulation section 301.7701-4(c) without the consent of Noteholders evidencing at least a majority of the Outstanding Note Balance of the Controlling Class and the Majority Certificateholders or (ii) cause the Issuer (or any part thereof) to be classified as other than a grantor trust for United States federal income tax purposes.

SECTION 8.2 Protection of Title.

(a) The Servicer shall maintain (or shall cause its Sub-Servicer to maintain) in accordance with its Customary Servicing Practices accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(b) The Servicer shall maintain (or shall cause its Sub-Servicer to maintain) its computer systems so that, from time to time after the conveyance under this Agreement of the Receivables, the master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuer in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee on behalf of the Noteholders pursuant to the Indenture. Indication of the Issuer’s interest in a Receivable shall not be deleted from or modified on such computer systems until, and only until, the related Receivable shall have been paid in full, repurchased by the Bank pursuant to Section 3.3 of the Receivables Sale Agreement or purchased by the Servicer pursuant to either Section 3.6 or 7.1 of this Agreement.

(c) If at any time the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives)

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that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee on behalf of the Noteholders.

(d) The Servicer, upon receipt of reasonable prior notice, shall permit the Indenture Trustee, the Owner Trustee and their respective agents at any time during normal business hours, to the extent it does not unreasonably interfere with the Servicer’s normal operations, to inspect, audit and, to the extent permitted by applicable law, make copies of and abstracts from Servicer’s (or any Sub-Servicer’s) records regarding any Receivable.

(e) Upon request, the Servicer shall furnish to the Issuer or to the Indenture Trustee, within thirty (30) Business Days, a list of all Receivables then owned by the Issuer, together with a reconciliation of such list to each of the Servicer’s Reports furnished before such request indicating removal of Receivables from the Issuer.

SECTION 8.3 Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by e-mail (if an applicable e-mail address is provided on Schedule I to the Sale Agreement), and addressed in each case as specified on Schedule I to the Sale Agreement, or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Any notice required or permitted to be mailed to a Noteholder or Certificateholder shall be given by first class mail, postage prepaid, at the address of such Noteholder or Certificateholder as shown in the Note Register. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, that any notice to a Noteholder or Certificateholder mailed within the time and manner prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder or Certificateholder shall receive such notice.

SECTION 8.4 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 8.5 Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 8.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, regardless of whether delivered in physical or electronic form, but all of such counterparts shall together constitute but one and the same instrument.

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SECTION 8.7 Waivers. No failure or delay on the part of the Servicer, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any party hereto under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 8.8 Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

SECTION 8.9 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 8.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

SECTION 8.11 Not Applicable to the Bank in Other Capacities. Nothing in this Agreement shall affect any obligation the Bank may have in any other capacity.

SECTION 8.12 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.13 Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence or join with any other Person

22	COPAR 2020-1 Servicing Agreement

in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section shall survive the termination of this Agreement.

SECTION 8.14 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such Proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or Proceeding in any such court or that such action or Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 8.3;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 8.15 Limitation of Liability.

(a) It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by BNY Mellon Trust of Delaware, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by BNY Mellon Trust of Delaware, but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on BNY Mellon Trust of Delaware, individually or personally, to perform any covenant, either express or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and any Person claiming by, through or under the parties hereto, (d) BNY Mellon Trust of Delaware has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Agreement and (e) under no circumstances shall BNY Mellon Trust of Delaware be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or the other related documents.

23	COPAR 2020-1 Servicing Agreement

(b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Wilmington Trust, National Association, not in its individual capacity but solely as Indenture Trustee, and in no event shall it have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer; provided that the Indenture Trustee shall be responsible for its actions as Indenture Trustee hereunder and under the Indenture. Under no circumstances shall the Indenture Trustee be personally liable for the payment of any indebtedness or expense of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Transaction Documents. For the purposes of this Agreement, in the performance of its duties or obligations hereunder, the Indenture Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the Indenture.

SECTION 8.16 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and (i) the Owner Trustee shall be an express third party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto (ii) and the Seller shall be an express third party beneficiary of Sections 8.18, 8.19, 8.20 and 8.21 and may enforce such provisions as if it were a party hereto. Except as otherwise provided in this Section, no other Person will have any right hereunder.

SECTION 8.17 Information Requests.

(a) The parties hereto shall provide any information reasonably requested by the Servicer, the Issuer, the Seller or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

(b) The Servicer shall furnish to the Indenture Trustee from time to time information (which is in the possession of the Servicer and is freely deliverable) related to the transactions contemplated by the Transaction Documents as the Indenture Trustee shall reasonably request.

SECTION 8.18 Compliance with Regulation AB. The Servicer shall cooperate fully with the Seller to deliver to the Seller (including any of its assignees or designees) any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Seller to permit the Seller to comply with the provisions of Regulation AB and its reporting obligations under the Exchange Act, together with such disclosures relating to the Servicer and the Receivables, or the servicing of the Receivables, reasonably believed by the Seller to be necessary in order to effect such compliance.

SECTION 8.19 Information to Be Provided by the Indenture Trustee.

(a) The Indenture Trustee shall (i) on or before the fifth (5th) Business Day of each month, notify the Seller, in writing, of any Form 10-D Disclosure Item with respect to the Indenture Trustee, together with a description of any such Form 10-D Disclosure Item in form and substance reasonably satisfactory to the Seller; provided, however, that, the Indenture

24	COPAR 2020-1 Servicing Agreement

Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Indenture Trustee to Seller, and (ii) as promptly as practicable following notice to or actual knowledge by a Responsible Officer of the Indenture Trustee of any changes to such information, provide to the Seller, in writing, such updated information.

(b) As soon as available but no later than March 1st of each calendar year for so long as the Seller is filing reports with respect to the Issuer under the Exchange Act, commencing on March 1, 2021, the Indenture Trustee shall:

i.

deliver to the Seller a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under paragraph (b) of Rule 13a-18, Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified in Exhibit A as applicable to the Indenture Trustee or such other criteria as mutually agreed upon by the Seller and the Indenture Trustee;

ii.

cause a firm of registered public accountants that is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver to the Seller a report for inclusion in the Seller’s filing of Exchange Act Form 10-K with respect to the Issuer that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered to the Seller pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

iii.

deliver to the Seller and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act) on behalf of the Issuer or the Seller, a back-up certification substantially in the form attached hereto as Exhibit B or such form as mutually agreed upon by the Seller and the Indenture Trustee; and

iv.

deliver to the Seller the certification substantially in the form attached hereto as Exhibit C or such other form as is mutually agreed upon by the Seller and the Indenture Trustee regarding any affiliations or relationships (as described in Item 1119 of Regulation AB) between the Indenture Trustee and any Item 1119 Party and any Form 10-D Disclosure Item.

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The Indenture Trustee acknowledges that the parties identified in clause (iii) above may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. The Indenture Trustee further acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to cooperate with the Seller to deliver to the Seller and the Servicer such information necessary in the good faith determination of the Seller or the Servicer to permit the Seller or the Servicer, as applicable, to comply with the provisions of Regulation AB.

(c) The Indenture Trustee shall provide the Seller and the Servicer (each, a “Transaction Party” and, collectively, the “Transaction Parties”) with (i) notification, as soon as practicable and in any event within ten (10) Business Days of all demands communicated to the Indenture Trustee for the repurchase or replacement of any Receivable pursuant to the Transaction Documents and (ii) promptly upon request by a Transaction Party, any other information reasonably requested by a Transaction Party to facilitate compliance by the Transaction Parties with Rule 15Ga-1 under the Exchange Act and Items 1104(e) and 1121(c) of Regulation AB. In no event shall the Indenture Trustee be deemed to be a “securitizer” as defined in Section 15G(a) of the Exchange Act nor shall it have any responsibility for making any filing to be made by a securitizer under the Exchange Act or Regulation AB. The Transaction Parties hereby acknowledge and agreed that the Indenture Trustee’s reporting is limited to information that it has received or acquired solely in its capacity as indenture trustee under this Agreement and the Indenture and not in any other capacity. The Transaction Parties further hereby acknowledge and agree that, other than any express duties or responsibilities as trustee under the Transaction Documents, the Indenture Trustee has no duty or obligation to undertake any investigation or inquiry related to repurchase demand activity in connection with any Transaction Documents, and no obligations or duties are otherwise implied by this section.

SECTION 8.20 Form 8-K Filings. The Indenture Trustee shall promptly notify the Seller, but in no event later than one (1) Business Day after its occurrence, of any Reportable Event of which a Responsible Officer of the Indenture Trustee has actual knowledge (other than a Reportable Event described in clause (a) or (b) of the definition thereof as to which the Servicer has actual knowledge). The Indenture Trustee shall be deemed to have actual knowledge of any such event to the extent that it relates to the Indenture Trustee or any action or failure to act by the Indenture Trustee.

SECTION 8.21 Cooperation with Voting. Each of the Servicer and the Issuer hereby acknowledges and agrees that it shall cooperate with the Indenture Trustee to facilitate any vote by the Instituting Noteholders pursuant to the terms of Section 7.6 of the Indenture.

SECTION 8.22 EU Risk Retention. The Bank hereby covenants and agrees, in connection with the EU Retention Rules, in each case as in effect and applicable on the Closing Date, on an ongoing basis, so long as any Notes remain Outstanding:

(a) The Bank, as “originator” (as such term is defined for the purposes of the EU Securitization Regulation), will retain upon issuance of the Notes and on an ongoing basis a material net economic interest (the “Retained Interest”) of not less than 5% in the securitization transaction described in the Prospectus, in the form of retention of at least 5% of the nominal value of each of the tranches sold or transferred to investors in accordance with the text of option (a) of Article 6(3) of the EU Securitization Regulation, by retaining at least 5% of the

26	COPAR 2020-1 Servicing Agreement

nominal value of each Class of Notes and by holding all the membership interest in the Seller (or one or more other wholly-owned special purpose subsidiaries of the Bank), which in turn will retain at least 5% of the nominal value of the Certificates;

(b) The Bank will not (and will not permit the Seller or any of its other affiliates to) subject the Retained Interest to any credit risk mitigation or hedging, or sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from the Retained Interest, except, in each case, to the extent permitted in accordance with those EU Retention Rules;

(c) The Bank will not change the manner in which it retains the Retained Interest while any of the Notes are outstanding, except under exceptional circumstances in accordance with those EU Retention Rules; and

(d) The Bank will provide ongoing confirmation of its continued compliance with its obligations described in the foregoing clauses (a), (b) and (c), in or concurrently with the delivery of each Servicer’s Report.

[Signatures Follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

CAPITAL ONE, NATIONAL ASSOCIATION, as Servicer

By:

Name: Title:	Franco Harris Vice President, Treasury Capital Markets

S-1	COPAR 2020-1 Servicing Agreement

CAPITAL ONE PRIME AUTO RECEIVABLES TRUST 2020-1

By:	BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as Owner Trustee

By:

Name:
Title:

S-2	COPAR 2020-1 Servicing Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Indenture Trustee

By:

Name: Title:

S-3	COPAR 2020-1 Servicing Agreement

EXHIBIT A

SERVICING CRITERIA TO BE ADDRESSED IN

INDENTURE TRUSTEE’S ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Indenture Trustee shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

A-1	Exhibit A to the Servicing Agreement

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X(1)

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.

1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

(1)

With respect to the Servicing Criteria 1122(d)(3)(ii), the Indenture Trustee is responsible for assessing compliance with this Servicing Criteria solely with respect to the information provided by it in connection with the preparation of remittances. With respect to all activities other than those detailed hereinabove in respect of Servicing Criteria 1122(d)(3)(ii), such activities are performed by the Bank.

A-2	Exhibit A to the Servicing Agreement

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s Account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable Account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

A-3	Exhibit A to the Servicing Agreement

EXHIBIT B

FORM OF INDENTURE TRUSTEE’S ANNUAL CERTIFICATION

Re:	CAPITAL ONE PRIME AUTO RECEIVABLES TRUST 2020-1

I, [                                    ], the [                                        ] of [NAME OF COMPANY] (the “Company”), certify to the Seller, and its officers, with the knowledge and intent that they will rely upon this certification, that:

(i)

I have reviewed the report on assessment of the Company’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Item 1122(b) of Regulation AB (the “Attestation Report”), and any other information provided in furtherance of Item 1122(c) of Regulation AB pursuant to Section 8.19 of the Agreement (the “Servicing Assessment Supplemental Information”), that were delivered by the Company to the Seller pursuant to the Agreement (collectively, the “Company Information”);

(ii)

To the best of my knowledge, the Servicing Assessment and any Servicing Assessment Supplemental Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Assessment;

(iii)	To the best of my knowledge, all of the Company Information required to be provided by the Company under the Agreement has been provided to the Seller; and

(iv)

To the best of my knowledge, except as disclosed in the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement and the other Transaction Documents (as defined in the Agreement).

Date:

By:
Name:
Title:

B-1	Exhibit B to the Servicing Agreement

EXHIBIT C

FORM OF INDENTURE TRUSTEE’S ANNUAL CERTIFICATION

REGARDING ITEM 1117 AND ITEM 1119 OF REGULATION AB

Reference is made to the Form 10-K of Capital One Prime Auto Receivables Trust 2020-1 (the “Form 10-K”) for the [reporting period] ended December 31, 20[    ]. Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Form 10-K.

Wilmington Trust, National Association, a national banking association (“Wilmington Trust”), does hereby certify to the Bank, the Seller and the Issuing Entity that:

1. As of the date of the Form 10-K, there are no pending legal Proceedings against Wilmington Trust or Proceedings known to be contemplated by governmental authorities against Wilmington Trust that would be material to the investors in the Notes.

2. As of the date of the Form 10-K, there are the following affiliations, as contemplated by Item 1119 of Regulation AB, between Wilmington Trust and any of Capital One, National Association (in its capacity as Originator, Servicer and Administrator), Capital One Auto Receivables, LLC, the Owner Trustee and the Issuing Entity, or any affiliates of such parties: [__________]

IN WITNESS WHEREOF, Wilmington Trust has caused this certificate to be executed in its corporate name by an officer thereunto duly authorized.

Dated: ____________, 20[    ]

Wilmington Trust, National Association, as Indenture Trustee

By:

Name:
Title:

C-1	Exhibit C to the Servicing Agreement